ARTICLES OF INCORPORATION
                            -------------------------

                                       of

                          ROTUNDA OIL, AND MINING, INC.


                            -------------------------


          WE, the undersigned natural persons, bona fide residents of Utah, over the age of twenty-one  years,  associating  to establish a  corporation  for the business  purposes  hereinafter  stated,  do hereby  act as  incorporators  of a corporation  pursuant to the Utah Business  Corporation Act, and we do adopt and declare the following as Articles of Incorporation for the same:

                                    ARTICLE I
                                    ---------

          The name of this Corporation is ROTUNDA 0IL, AND MINING, INC.

                                   ARTICLE II
                                   ----------

          The initial registered agent and the registered office are:

              Registered Agent:         Gary C. Thompson
              Registered Office:        327 South Main Street
                                        Salt Lake City, Utah 84111

                                   ARTICLE III
                                   -----------

          The duration of this corporation is perpetual.

                                   ARTICLE TV
                                   ----------

          The powers of this corporation shall be those enumerated,  granted and specified in the Utah Business  Corporation Act, or implied  therefrom;  and any and all powers  necessary or convenient to effect any or all of the purposes for which the corporation is organized.

                                    ARTICLE V
                                    ---------

          The purposes for which this corporation is organized, are:

          Sec. l. To generally  engage in the oil and gas, uranium and coal, and hard-rock mining business for profit;  to engage in, conduct  ventures,  perform



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contracts  and have dealings in all kinds of mineral  operations,  explorations,

geologic and engineering activities, drilling, recovery, refining and marketing,

and to have  dealings  in  other  various  interests,  investments,  rights  and royalties related to mining.

          Sec. 2. To deal and invest in the securities of other public and private corporations for profit, including mining entities and any and all other lawful business corporations.

          Sec. 3. To buy, sell, hold and deal in non-mineral real property, particularly undeveloped acreage, and to improve and develop the same.

          Sec. 4. To engage In any and all other lawful business endeavor.

                                   ARTICLE VI
                                   ----------

          The aggregate number of shares which this  corporation  shall have the authority to issue shall be Fifty Million Shares  (50,000,000) of a par value of

1 mill ($0.001) per share, or $50,OOO

                                   ARTICLE VII
                                   -----------

          There shall be but one class of stock, namely common stock. Each share shall be entitled to one vote in shareholder  meetings and cumulative  voting is denied.  All shares shall be  non-assessable  with equal rights and  privileges.

Shareholder pre-emptive rights are not accorded shareholders.

                                  ARTICLE VIII
                                  ------------

          The board of  Directors  shall  consist of no less than three nor more than seven. The initial Board shall be three Directors, as follows:

Gary C. Thompson        6400 South 2300 East          Salt Lake City, Utah 84121

Tom S. Thompson         2569 Canterbury Lane          Salt Lake City, Utah 84121

Milton C. Jones         Route 2 Box 192-5             Highland, Utah 84003

                                   ARTICLE IX
                                   ----------

          The names and addresses of the incorporators are:

Gary C. Thompson         6400 South 2300 East         Salt Lake City, Utah 84121

Tom S.   Thompson        2569 Canterbury Lane         Salt Lake City, Utah 84121

Milton C. Jones          Route 2 Box 192-5            Highland, Utah 84003



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                                    ARTICLE X
                                    ---------

          This corporation shall not commence business until consideration of at least ONE THOUSAND  DOLLARS  ($1,000.00)  has been paid into the corporation for

the  issuance  of  shares.   However,   this  requirement   shall  not  preclude

transactions  or the  incurring  of  indebtedness  which  is  incidental  to its organization or to the obtaining of  subscriptions  to or payment for its shares by the founding group of individuals.

                                   ARTICLE XI
                                   ----------

          The following provisions shall govern shareholder meetings:

          Sec. 1. An annual meeting of the!  shareholders  shall be held at time and place within or without the State of Utah,  and in further  manner as may be provided in By-Laws or other action of the Board of  Directors.  Failure to hold an annual meeting shall not work a forfeiture or dissolution of the corporation.

         Sec. 2. Thirty  percent (30%) of the shares of common stock entitled to vote shall be necessary to constitute a quorum of shareholders. Affirmative vote of the majority of shares  represented shall be the act of the shareholders,  at any annual or special  meeting-unless  a greater  approval  is  required  by law concerning a specific subject matter of proposition.

          Sec. 3.  Special  meetings  of the  shareholders  may be called by the

Board, the Chairman of the Board, the President, or the holders of not less than ten percent (10%) of the shares outstanding.

                                   ARTICLE XII
                                   -----------

          Other provisions regulating the internal affairs of this corporation are:

          Sec. 1.  Board   of  Directors.   The  business  and  affairs  of  the

corporation shall be managed by its board of directors. A director need not be a shareholder.  Directors terms shall continue until proper stockholder meeting is called and  successors  are  elected  and  qualify.  A majority  of the Board is necessary to constitute a quorum.  Board  meetings may be held within or without the state. Unless other-wise later required by By-Laws,  neither the purpose nor the business to be transacted at any regular or special Board  meeting,  need be specified in the notice of meeting or waiver thereunto appertaining.



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          Sec. 2.  Officers.  Corporate  officers  shall include a President,  a

Vice-President,  a Secretary  and a Treasurer.  The  positions of Secretary  and

Treasurer may, by the Directors, be at any time combined in one person. Officers

shall  be  elected  by  the  Board  in  meeting  immediately   following  annual

shareholder meeting, for each year-to-year period (unless replaced or removed by the Board,  with officer tenure being at the ultimate  discretion of the Board).

Duties of the officers are those usually and normally  incumbent upon holders of office of that title,  subject to specific  direction  of the Board of Directors and as provided by  By-Laws.  The  President  shall be the  principal  executive officer to put into effect the decisions of the Board of Directors, and he shall supervise and control the business and affairs of the corporation subject to the

Board  decisions,  and  shall  preside  at  meetings  of  the  shareholders  and directors. The Vice-President shall perform the duties of the President when the

President is absent or  unable to act.  The  Secretary  shall  keep  minutes  of meetings and have general charge of the stock records of the corporation.

          Sec. 3. Fiscal  Year.  Until  changed by the Board of  Directors,  the fiscal  period shall end each year on the  anniversary  date (month and year) of incorporation in Utah.

          Sec. 4. By-Laws.  The affairs of this corporation shall be governed by these  articles  until By-Laws are adopted and  thereafter  shall be governed by these articles and and By-Laws.  The Board shall have the power to adopt By-Laws and to amend same at any regular or special Board meeting.

          Sec. 5. The Board of Directors  may  authorize any officer or agent to enter into any contract or to execute any instrument for the  corporation.  Such authority may be general or be confined to specific instances.

          Sec. 6. Action Without Meeting. Any action required or permitted to be taken by the Board of  Directors or the  shareholders  at a meeting may be taken without a meeting if a consent in  writing,  setting  forth the action so taken,

shall be signed by all directors or shareholders, as the case may be.



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          Sec. 7. Waiver of Notice.  Whenever any notice is required to be given to any  shareholder  or director of the  corporation  under  provisions of these

Articles,  By-Laws,  or the Utah Business  Corporation  Act, a waiver thereof in writing signed by the person or persons entitled to such notice.  whether before or after the time stated  therein,  shall be deemed  equivalent to the giving of such notice.

                                  ARTICLE X111
                                  ------------

          No contract or other  transaction  between  this  corporation  and any other corporation or entity shall be affected or invalidated  solely by the fact that any  director  or officer of this  corporation  is  interested  in, or is a director  or officer  of such other  corporation  or  entity--provided  that the extent of the Interest and  connection  of such  director or officer  shall have been fully or  satisfactorily  disclosed to this corporation Board of Directors,

and no Board  member  disapproves  of such  contract  or  transaction  under the circumstances disclosed.

          IN  WITNESS   WHEREOF,   we,  the   undersigned,   being  all  of  the

incorporators of ROTUNDA OIL AND MINING, INC.

stated are truly set forth and constitute our desire,  and we do now accordingly hereunto  set our  hands to same on this  l8th day of  November,  1980 Salt Lake

City, Utah.

/s/ Gary C. Thompson        Residing at:     6400 South 2300 East
--------------------
Gary C. Thompson                             Salt Lake City, 84121


/s/ Tom S. Thompson         Residing at:     2569 Canterbury Lane
-------------------
Tom S. Thompson                              Salt Lake  City, Utah 8412


/s/ Gary C. Thompson, Jr.   Residing at:     2240 East 3300 So.
-------------------------
Gary C. Thompson, Jr.                        Salt Lake City, Utah 84109


                                    - - - - -


STATE OF UTAH as.   )
                    : ss.
County of Salt Lake )

          BE IT KNOWN AND REMEMBERED, That personally appeared before me, Rodney

B. Tunks, a Notary Public in and for the: County and the State  aforesaid,  Gary

C. Thompson, Tom S. Thompson and Gary C. Thompson, Jr.



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personally  known to me to be the same and  being the  incorporators  and all of same who signed the foregoing Articles of Incorporation: and I having made known to them and each of them the  contents  of said  Articles,  they did under  oath severally  acknowledge  their  signature as their free act and deed and that the facts are truly set forth therein.

          Given  under my hand and seal of  office  this  18th day of  November,

1980, at Salt Lake City, Utah.

                                                      /s/ Rodney B. Tunks
                                                      --------------------------
                                                      Notary Public
                                                      Residing at:

My Commission Expires:

March 25, 1983
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